Wishing you a safe Harvest! This summer flew by and it is time for harvest! We anticipate a variable harvest as rains were received in some areas; however not all areas. We are ready and will have extended hours when harvest begins in the next few weeks. We are thankful to have investors that truly understand the ethanol industry and the importance of paying off long term debt. We are in a position to continue to meet our Board strategic goals: 1. Distributions while building a cash reserve. 2. Maintain current production rates while continuing to debottleneck operations and continue to improve efficiencies. Process and Energy Center Engineering to ensure planning, continue to review opportunities to maintain or expand production of ethanol in an incremental fashion by increasing efficiency and by adding capital improvements if supported by market and favorable return on investment. Target reducing electrical cost, improving boiler efficiencies and/or yeast and enzymes. 3. Shared opportunities/investments/acquisitions review as opportunities arise. 4. Succession planning. We filed our Form 10-Q for the third fiscal quarter on September 13, 2022. We reported net income of approximately $10.6 million for the three month period and approximately $31.4 million for the nine month period of our 2022 Fiscal year. Margins continue to be positive; however, commodities remain very volatile as we deal with world conflicts and higher prices that have dealt our economy volatility not seen in many years. Our focus remains on operations to ensure the best efficiencies we can get at our facility. During the first nine months of our current fiscal year, our efficiencies remain on point at approximately 3.02 – 3.04 gallons of denatured ethanol per bushel of corn ground. We continue to review new yeast and enzymes to allow us to maintain or improve our efficiencies. Corn oil remains a target for continued improvement through mechanical and use of additional emulsifiers. Corn oil production continues to average between .9 and 1.0 pounds per bushel. In early March 2022, we received our air emissions permit. This included our high purity alcohol process system, one additional fermenter, one additional cooling tower cell and a package boiler. We continue to review these capital projects and have made no decisions on moving forward. September 2022 Fall Newsletter Contact Information: 24500 US HWY 14 PO BOX 96 Lamberton, MN 56152 PHONE: (507) 752-6160 FAX: (507) 752-6162 TOLL FREE: (888) 667-3385 E-MAIL: info@highwaterethanol.com WEB ADDRESS: highwaterethanol.com Highwater Ethanol, LLC Investor Update From the Desk of Highwater Ethanol, LLC CEO Brian Kletscher

HIGHWATER ETHANOL, LLC We are keeping our eye on new technologies including Sustainable Aviation Fuel {SAF}, Renewable diesel, and Clear Flame technology which utilizes ethanol in diesel engines. We believe that great opportunities continue for renewable energy producers which we are optimistic will lead to positive results for our investors and agricultural producers. The Summit Carbon Solutions project to capture CO2 from 32 ethanol facilities and sequester the CO2 in North Dakota continues to progress. If successful, this project would help lower our carbon footprint and carbon index score. As fuel transportation markets look for lower carbon fuel, we believe ethanol will lead the way. The project is slated to be operational in mid/late 2024. Industry Information. E15 and exports should be a continued priority in 2022/2023. Exports are needed to support a very efficient U.S Ethanol industry. As production capacity is available in the U.S., exports and domestic use will continue to be the key for the industry in the future. We anticipate and look forward to increased interest from countries including Mexico, Canada, China and Japan with on-going trade agreements, as well as continued interest from Vietnam, Philippines, India and many others. Year to date ethanol exports have increased approximately 15% since last year. Ethanol continues to gain favor as a world clean fuel. We encourage you to use a higher blend such as E15, E20, E30 or E85! We believe that use of higher blends will continue to reduce our dependence on crude oil and contribute to cleaner air!! Highwater Ethanol continues to support E10 blend and E15 blend for 2001 and new vehicles and higher blends if you have a flex fuel vehicle. We believe the ethanol industry can respond to meeting the higher blend rates. Highwater Ethanol continues to work with the Minnesota Biofuels Association to promote ethanol use and we are working to move E15 forward in the State of Minnesota. Minnesota currently has over 420 - E15 pumps available as well as many blend pumps to ensure the consumer has a choice. As owners in the ethanol industry, each member should be doing his or her part in using a higher blend of ethanol and asking for the higher blends of ethanol if it is currently not available in your area. We are members of the Renewable Fuels Association and American Coalition for Ethanol. These entities do a great job in representing the ethanol industry at the federal level. Our Mission Statement: “To successfully operate a bio – energy facility, which will be profitable to our investor owners while contributing to the economic growth in the region. Highwater Ethanol is committed to the present while focusing on the future.” Highwater Ethanol’s Vision Statement: Highwater Ethanol will identify opportunities that position the business to provide sustainable competitive advantages through short and long - term core investments. A few core priorities that were identified include: 1) remain a low cost, efficient and high-quality producer; 2) Review new technology opportunities; 3) Review all opportunities within our core business; and 4) Continue long term debt reduction. We encourage you to visit our web page at highwaterethanol.com. This website will give you markets, weather, investor information and related items. Like us on Facebook! If you are ever passing through the area and would like a tour of your facility, please stop by as we would be very happy to walk you through the facility. Our management team consists of: Luke Schneider, CFO, Derek Trapp Co-Plant/Production Manager, Dillon Imker Co- Plant/Production Manager, Tom Streifel, Risk/Commodity, Jon Osland, Maintenance Manager, Lisa Landkammer, EHS Manager and Derek Schultz, Lab Manager. We have positioned our team to be successful in the ethanol industry. All of our employees are key to our operational success, they do an excellent job! Our TEAM of 43 employees make it a great place to work! Have a safe and wonderful harvest/fall! We will take care of the present as we focus on the future!! Brian Kletscher, CEO Highwater Ethanol, LLC 2

HIGHWATER ETHANOL, LLC Page 3 of 7 Co-Plant Managers Dillon Imker & Derek Trapp As fall approaches we are looking forward to cooler weather. As with every summer, it flew by. The hot temperatures made for some challenging times but the team at Highwater has been able to manage the heat. As we look back at the summer, we have been fortunate for profitable margins. We continue to produce close to our permit of 70.2 million denatured ethanol gallons. With the heat our yield did decrease from 3.03 to 3.02 Denatured Ethanol gallons per bushel of corn for 2022. With cooler weather approaching we hope to see our yield recover. Corn oil continues to be a great co -product as well. We are currently sitting at $0.75 per pound and averaging 0.94 pounds per bushel for 2022. With September nearing a close, we look forward to new crop corn making its arrival to the plant. This year brought a wet spring but that changed quick as most of the summer was fairly dry. It appears the farmers will have a good crop with some help from timely rains. We are hoping for a quality crop not only for our local farmers but for ethanol production as well. Throughout the year we have been able to maintain operations with very little down time. We were able to cancel our spring shutdown and make it to our fall shut down that took place on August 22-25th We had a safe and productive fall outage. We continue to look for ways to make Highwater Ethanol more profitable. Lowering our Carbon Intensity score will help achieve a higher price per gallon. We have been working with Summit Carbon Solutions to capture and sequester our CO2. This will lower our CI score, have an environmental impact and improve economic growth. As we continue to work through 2022, we look forward to the challenges that this year brings! Dillon Imker & Derek Trapp 3

HIGHWATER ETHANOL, LLC

We are nearing the end of fiscal year 2022. Our 3rd Quarter, Form 10-Q, report was recently filed on September 13th. Our Net Income for the nine month period was approximately $31.4 million and our Net Income for the three month period was just over of $10.6 million. This income was aided by the award received from the USDA Biofuel Producer Program of approximately $4.1 million that was mentioned in our previous newsletter.

On August 8, 2022, we amended our loan facility to extend the maturity date of the Term Revolving Loan to November 1, 2027. The amendment also extends the maturity date of the Revolving Line of Credit Loan to November 1, 2023 and provides that the maturity date may be extended for up to four additional one year terms upon written request of Highwater which will be deemed automatically granted by Compeer upon written certification that there is no event of default.

Please find below the breakdown of Statement of Operations for both the 3rd Quarter individually and in total for the nine month period. Further detail regarding our financial performance can be found in our Form 10-Q filings that are available through our website.

Sincerely,
Luke Schneider
CFO

The Financial Insights
with
CFO Luke Schneider



Operating Expenses	869,036	2,998,787
Operating Profit	6,484,750	27,206,634
Other Income (Expense)	4,117,955	4,184,640
Net Income	$ 10,602,705	$ 31,391,274
Weighted Average Units Outstanding	4,764	4,767
Net Income Per Unit	$ 2,225.59	$ 6,585.12

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HIGHWATER ETHANOL, LLC Page 5 of 7 Election of Governors At the Company’s 2022 Annual Meeting, the terms of the Company’s Group III Governors concluded and the Company’s Members elected three incumbent Group III Governors Ron Jorgenson, Russ Derickson and Mike Landuyt to serve additional three-year terms. At the 2023 Annual Meeting, the Members of the Company will elect three Governors for the expiring terms of the Group I Governors. The Governors elected at the 2023 Annual Meeting will serve a three-year term, expiring at the Company’s 2026 Annual Meeting. The three Group I Governors are currently – David Eis, David Moldan and Gerald Forsythe. Nominations Nominees for elected Governors must be named by: a) the current Governors; b) a Nominating Committee established by the Governors; or c) through nomination by a Member entitled to vote in the election of Governors. The Company has established a Nominating Committee, which operates under a charter adopted by the Board of Governors in November 2009. Pursuant to the Nominating Committee’s charter, the Nominating Committee’s role is to recommend candidates for election to the Company’s Board of Governors. The Nominating Committee meets in December and/or January to identify and recommend candidates to the full Board of Governors at the January Board meeting. The charter sets forth the process for the Nominating Committee to use in recommending nominees. The Nominating Committee may solicit names of candidates for their consideration from current Governors or Members. As mentioned above, Members may also nominate persons to be elected Governors of the Company by following the procedures explained in Section 5.3(b) of the Third Amended and Restated Operating Agreement. Section 5.3(b) requires that written notice of a Member’s intent to nominate an individual for governor must be given not less than 120 calendar days before the anniversary date of the release of the Company’s proxy materials to Members in connection with the previous year’s annual meeting. However, if the date of the current year’s meeting is changed by more than 30 days form the anniversary date of the previous year’s meeting, then the deadline is a reasonable time, as determined by the Board of Governors, before the Company releases its proxy materials for the annual meeting of the Company. Therefore, if the 2023 Annual Meeting is held on March 9, 2023, Governor nominations must be submitted by Members by September 28, 2022. Each notice submitted by a Member must include the following: 1) the name and address of record of the Member who intends to make the nomination; 2) a representation that the Member is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; 3) the name, age, business and residence addresses, and principal occupation or employment of each nominee; 4) a description of all arrangements or understandings between the Member and each nominee; 5) such other information regarding each nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and 6) the consent of each nominee to serve as a Governor of the Company if so elected. 5

HIGHWATER ETHANOL, LLC Commodity Talk with Tom Streifel Another growing season is coming to an end. Precipitation was well below normal for our region, but good soil and a few timely rains will still net a near normal crop for our immediate draw region. Yields are below normal to our west and extremely below normal to the southwest corn belt. A year ago, corn was drawn out of our area and headed to west Canada. This year, the draw will come from the Kansas – Nebraska feedlots. Overall, the corn fundamentals are similar to a year ago, so suspect we will deal with higher than normal priced corn again this coming year. A few new issues to make running this business more challenging, such as inflation and growing unrest around the world, mainly in the agricultural rich Black Sea region. Volatility in the commodity markets has been very high and I expect this to continue. Natural gas prices are 2-3 times the rates of a couple years ago. Electricity, labor and other input costs are also on the rise. Fortunately Highwater has positioned itself favorably with longer term natural gas and corn coverage. Low debt and recent favorable margins have HE positioned well to take on these challenges. Rest assured, we will continue keep the best interests of our customers and investors in focus. A little trivia to close out. Since we opened for business in August, 2009 through September 22, Highwater has taken in over 265 million bushels of corn, which all has been local truck (nothing imported by rail). Ethanol production for the same period over 776 million gallons. 6

HIGHWATER ETHANOL, LLC Page 7 of 7 Highwater Ethanol, LLC recently received a Safety recognition award from the Canadian Pacific Railroad. Highwater Ethanol is one of 58 distinguished shippers with the CP Railroad’s annual Safe Shipper Award for the safe transportation of hazardous materials on CP lines in 2021. Companies receiving the award transported a minimum of 500 carloads of hazardous materials with zero non-accidental releases. Highwater Ethanol is committed and dedicated to the safe movement of every railcar each day! Highwater Ethanol is proud of our commitment to protection of the environment, health and safety of our employees, customers, and community. This is Highwater Ethanol 12th Safety Recognition Award, we have received this every year of our operations. Pictured receiving this Safety recognition award is from left to right: Safety Coordinator Josh Mason, CFO Luke Schneider, CEO Brian Kletscher, Grain/ Ethanol Loadout Supervisor David Frank, Grains/ Ethanol Loadout Kurt Moody, Co – Plant /Operations Manager Dillon Imker, Co - Plant/Operations Manager Derek Trapp and Grains/Ethanol Loadout/ Master Electrician Kyle West. This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plant,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in our business strategy, capital improvements or development plans; Changes in plant production capacity or technical difficulties in operating the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; Competition in the ethanol industry and from alternative fuel additives; Lack of transportation, storage and blending infrastructure preventing ethanol from reaching high demand markets; Volatile commodity and financial markets; and the results of our hedging transactions and other risk management strategies. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward- looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. 7